Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMorgan Chase Bank

(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

UAP Holding Corp.

(Exact name of obligor as specified in its charter)

Delaware	11-3708834
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

7251 W. 4TH Street Greeley, Colorado	80634
(Address of principal executive offices)	(Zip Code)

Each of the following entities will guarantee the obligations of United Agri Products, Inc. under the    % Senior Subrdinated Notes and, accordingly, is an obligor in respect of such indenture securities, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: AG-CHEM, Inc., a Maryland corporation (47-0667732); Balcom Chemicals, Inc., a Colorado corporation (84-0577781); UAP 23, Inc., a Delaware corporation (47-0737593); Cropmate Company, a Delaware corporation (47-0741555); CSK Enterprises, Inc., a Delaware corporation (47-0765398); GAC 26, Inc., a Nebraska corporation (47-0671148); UAP 27, Inc., a Delaware corporation (47-0778040); Genmarks, Inc., a Delaware corporation (91-2194897); Grower Service Corporation (New York), a New York corporation (13-1978741); HACO, Inc., an Illinois corporation (47-0677092); Loveland Industries, Inc., a Colorado corporation (84-06101553); Loveland Products, Inc., a Colorado corporation (47-0736713); Midwest Agriculture Warehouse Co., a Nebraska corporation (47-0482929); Ostlund Chemical Co., a North Dakota corporation (45-0336249); Platte Chemical Co., a Nebraska corporation (47-0557041); Pueblo Chemical & Supply Co., a Colorado corporation (84-0527554); Ravan Products, Inc., a Georgia corporation (47-0747845); S.E. Enterprises, Inc., a Delaware corporation (47-0681589); Snake River Chemicals, Inc., an Idaho corporation (82-0309706); Transbas, Inc., a Tennessee corporation (81-0350050); Tri-River Chemical Company, Inc., a Washington corporation (91-0934287); Tri-State Chemicals, Inc., a Texas corporation (75-1379150); Tri-State Delta Chemicals, Inc., a Mississippi corporation (64-0602271); UAP Receivables Corporation, a Delaware corporation (47-0824588); UAP 22, Inc., a Texas corporation (47-0748616); UAP/GA AG Chem, Inc., a Georgia corporation (47-0648557); UAPLP, Inc., a Delaware corporation (47-0751595); United Agri Products, Inc., a Delaware Corporation (47-0621017); United Agri Products – Florida, Inc., a Florida corporation (47-0680109); United Agri Products Financial Services, Inc., a Colorado corporation (84-0678346); Verdicon, Inc., a Delaware corporation (04-3769161); YVC, Inc., a Montana corporation (81-0345692). The addresses of their principal executive offices and zip codes are the same as that stated above for United Agri Products, Inc., and they may be contacted at that address, c/o United Agri Products, Inc.

Income Deposit Securities

% Senior Subordinated Notes

Guarantees of     % Senior Subordinated Notes

(Title of the indenture securities)

Exhibit 25.1

GENERAL

Item 1.	General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

 New York State Banking Department, State House, Albany, New York 12110.

 Board of Governors of the Federal Reserve System, Washington, D.C., 20551

 Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

 Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b) Whether it is authorized to exercise corporate trust powers.

 Yes.

Item 2.	Affiliations with the Obligor and Guarantors.

If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Exhibit 25.1

Item 16.	List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 13th day of May, 2004.

JPMORGAN CHASE BANK

By:	/s/ James D. Heaney

James D. Heaney Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank

of 270 Park Avenue, New York, New York 10017

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business December 31, 2003, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$19,429
Interest-bearing balances	9,602
Securities:
Held to maturity securities	176
Available for sale securities	53,625
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	26,067
Securities purchased under agreements to resell	80,099
Loans and lease financing receivables:
Loans and leases held for sale	20,359
Loans and leases, net of unearned income	$163,864
Less: Allowance for loan and lease losses	3,151
Loans and leases, net of unearned income and allowance	160,713
Trading Assets	197,197
Premises and fixed assets (including capitalized leases)	6,010
Other real estate owned	128
Investments in unconsolidated subsidiaries and associated companies	828
Customers’ liability to this bank on acceptances outstanding	225
Intangible assets
Goodwill	2,315
Other Intangible assets	4,997
Other assets	46,892

TOTAL ASSETS	$628,662

LIABILITIES
Deposits
In domestic offices	$190,249
Noninterest-bearing	$74,112
Interest-bearing	116,137
In foreign offices, Edge and Agreement subsidiaries and IBF’s	136,496
Noninterest-bearing	$6,355
Interest-bearing	130,141
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,639
Securities sold under agreements to repurchase	71,995
Trading liabilities	128,738
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	23,496
Bank’s liability on acceptances executed and outstanding	225
Subordinated notes and debentures	8,028
Other liabilities	26,985
TOTAL LIABILITIES	590,851
Minority Interest in consolidated subsidiaries	320
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	16,318
Retained earnings	19,590
Accumulated other comprehensive income	(202)
Other equity capital components	0
TOTAL EQUITY CAPITAL	37,491

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$628,662

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has

been prepared in conformance with the instructions issued

by the appropriate Federal regulatory authority and is true

to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness

of this Report of Condition and declare that it has been

examined by us, and to the best of our knowledge and

belief has been prepared in conformance with the in-

structions issued by the appropriate Federal regulatory

authority and is true and correct.

WILLIAM B. HARRISON JR. ) WILLIAM H. GRAY, III ) DIRECTORS HELENE L. KAPLAN )